Consent of Independent Auditors


To the Board of Directors
Authoriszor Inc.:

I consent to the incorporation by reference in the report on Form 8-K/A of Authoriszor Inc. of my reports dated May 28, 19999 and April 28, 1998 accompanying the financial statements and schedules of WRDC Limited contained in the Registration Statement on Form S-1 (File No. 333- 32816) and Prospectus of Authoriszor Inc.

Leeds, England                        Marcus Phillips (Manually Signed)
May 8, 2000